                                                                     Exhibit 2.1
===============================================================================

                  AMENDED AND RESTATED ACQUISITION AGREEMENT

                         Dated as of December 31, 1996

                                     among

                       TN TECHNOLOGIES HOLDING INC., and

                        TRUE NORTH COMMUNICATIONS INC.,

                   FOOTE, CONE & BELDING ADVERTISING, INC.,

                       FOOTE, CONE & BELDING, INC., and

                            R/GA MEDIA GROUP, INC.,

                                      and

                              DOUGLAS C. AHLERS,

                             ROBERT C. ALLEN, II,

                           GERALD M. O'CONNELL, and

                             KRAFT ENTERPRISES LTD

===============================================================================

                               TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I - DEFINITIONS......................................................  2

     Section 1.1   General...................................................  2

ARTICLE II - ACQUISITION AND RELATED TRANSACTIONS............................  6

     Section 2.1   Acquisition and Exchange..................................  6
     Section 2.2   Closing; Closing Date.....................................  6
     Section 2.3   Consideration.............................................  6
     Section 2.4   Assumption of Assumed Liabilities.........................  6
     Section 2.5   Retained Liabilities......................................  6
     Section 2.6   Additional Deliveries of TN Technologies Holding..........  6
     Section 2.7   Additional Deliveries of True North.......................  7

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF TN TECHNOLOGIES
     HOLDING.................................................................  8

     Section 3.1   Good Standing; Authority..................................  8
     Section 3.2   No Conflicts; Consents....................................  8
     Section 3.3   TN Technologies Holding Capital Structure.................  8
     Section 3.4   Title.....................................................  9
     Section 3.5   Organization and Standing.................................  9

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF TRUE NORTH
     TO TN TECHNOLOGIES HOLDING..............................................  9

     Section 4.1   Good Standing; Authority..................................  9
     Section 4.2   No Additional Representations or Warranties............... 10

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF TRUE NORTH
     TO THE LIMITED PARTNERS................................................. 11

     Section 5.1   Good Standing; Authority.................................. 11
     Section 5.2   No Conflicts; Consents.................................... 11
     Section 5.3   [Intentionally Left Blank]................................ 12
     Section 5.4   Title..................................................... 12
     Section 5.5   [Intentionally Left Blank]................................ 12
     Section 5.6   Financial Statements...................................... 12
     Section 5.7   Taxes..................................................... 12
     Section 5.8   Assets Other than Real Property Interests................. 14


                                      -i-
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                               TABLE OF CONTENTS
                                 (continued)

                                                                            PAGE
                                                                            ----
     Section 5.9   Real Property............................................  14
     Section 5.10  Intellectual Property....................................  15
     Section 5.11  Contracts................................................  16
     Section 5.12  Litigation...............................................  19
     Section 5.13  Insurance................................................  19
     Section 5.14  Environmental............................................  19
     Section 5.15  Benefit Plans............................................  20
     Section 5.16  Compliance with Applicable Laws..........................  20
     Section 5.17  Employee and Labor Matters...............................  20
     Section 5.18  Customer Accounts Receivable.............................  21
     Section 5.19  Licenses; Permits........................................  21
     Section 5.20  Equipment................................................  21
     Section 5.21  Sufficiency of Transferred Business......................  22
     Section 5.22  Effect of Transaction....................................  22
     Section 5.23  Disclosure...............................................  22
     Section 5.24  Finders Fees.............................................  22
     Section 5.25  Certain Intercompany Arrangements........................  22
     Section 5.26  Events Subsequent to Most Recent Audited
                   Financial Statements of the Transferred Business.........  22

ARTICLE VI - COVENANTS OF TRUE NORTH; INITIAL PUBLIC OFFERING...............  23

     Section 6.1   Ordinary Conduct.........................................  23
     Section 6.2   Other Transactions.......................................  25
     Section 6.3   Supplemental Disclosure..................................  26
     Section 6.4   Code Section 351.........................................  26
     Section 6.5   Consummation of the IPO..................................  26
     Section 6.6   Lock-up Agreements.......................................  26
     Section 6.7   Conditions Precedent to Consummation of the IPO..........  26
     Section 6.8   Certificate of Incorporation.............................  27

ARTICLE VII - CONDITIONS TO CLOSING.........................................  27

     Section 7.1   Obligations of True North and the Transferring Entities..  27
     Section 7.2   Obligations of TN Technologies Holding...................  28
     Section 7.3   Frustration of Closing Conditions........................  28

ARTICLE VIII - INDEMNIFICATION..............................................  29


                                     -ii-
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                               TABLE OF CONTENTS
                                 (continued)

                                                                            Page
                                                                            ----
     Section 8.1   Survival of Representations and Warranties; Liability
                   Threshold; Limitation on Recovery........................  29
     Section 8.2   Indemnification..........................................  30
     Section 8.3   Insurance................................................  31
     Section 8.4   Losses Net of Taxes, Etc.................................  31
     Section 8.5   Procedures Relating to Indemnification...................  31
     Section 8.6   Other Claims.............................................  33
     Section 8.7   Termination of Indemnification...........................  33
     Section 8.8   Mitigation...............................................  34
     Section 8.9   Dispute Resolution.......................................  34

ARTICLE IX - CERTAIN ADDITIONAL MATTERS.....................................  34

     Section 9.1   Conveyancing and Assumption Instruments..................  34
     Section 9.2   Further Assurances; Subsequent Transfers.................  34
     Section 9.3   Certain Intercompany Arrangements........................  36
     Section 9.4   Other Agreements.........................................  36
     Section 9.5   Sales and Transfer Taxes.................................  36
     Section 9.6   Proration of Taxes, Lease and Utility Payments...........  36
     Section 9.7   Real Estate..............................................  37
     Section 9.8   Plant Closings and Layoffs...............................  37
     Section 9.9   Non-Competition..........................................  37

ARTICLE X - ACCESS TO INFORMATION AND SERVICES..............................  38

     Section 10.1  Provision and Retention of Corporate Records.............  38
     Section 10.2  Access to Information....................................  38
     Section 10.3  Production of Witnesses and Individuals..................  38
     Section 10.4  Confidentiality..........................................  39
     Section 10.5  Publicity................................................  39
     Section 10.6  Privileged Matters.......................................  39

ARTICLE XI - EMPLOYEE MATTERS:  LABOR MATTERS...............................  40

     Section 11.1  Employment...............................................  40
     Section 11.2  Welfare Plans............................................  40
     Section 11.3  Preservation of Rights to Amend or Terminate Plans.......  40

                                     -iii-
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                              TABLE OF CONTENTS
                                 (continued)

                                                                                                              Page
                                                                                                              ----
     Section 11.4   Reimbursement.............................................................................  41
     Section 11.5   Limitation on Enforcement.................................................................  41
     Section 11.6   Employment Solicitation...................................................................  41

ARTICLE XII - INSURANCE.......................................................................................  41

     [Section 12.1  General...................................................................................  41
     Section 12.2   Certain Insured Claims....................................................................  42

ARTICLE XIII - TERMINATION....................................................................................  42

     Section 13.1   Termination...............................................................................  42
     Section 13.2   Return of Documents and Other Material....................................................  43
     Section 13.3   Survival..................................................................................  43

ARTICLE XIV - DISPUTE RESOLUTION..............................................................................  43

     Section 14.1   Binding Arbitration.......................................................................  43
     Section 14.2   Injunctive Relief.........................................................................  44

ARTICLE XV - GENERAL PROVISIONS...............................................................................  44

     Section 15.1   Complete Agreement........................................................................  44
     Section 15.2   Expenses..................................................................................  44
     Section 15.3   Governing Law.............................................................................  45
     Section 15.4   Notices...................................................................................  45
     Section 15.5   Amendment and Modification................................................................  46
     Section 15.6   Successors and Assigns....................................................................  46
     Section 15.7   No Third Party Beneficiaries..............................................................  46
     Section 15.8   Counterparts..............................................................................  46
     Section 15.9   Interpretation............................................................................  46
     Section 15.10  Annexes, Etc..............................................................................  46
     Section 15.11  Legal Enforceability......................................................................  47

                               TABLE OF CONTENTS
                                  (continued)


SCHEDULES

Schedule 2.3(c)        Annual Repurchase Payment
Schedule 2.3(e)        Consideration
Schedule 3.3           Equity Interests
Schedule 5.2           Conflicts, Necessary Consents, etc.
Schedule 5.3(b)        Unpaid Dividends and Distributions
Schedule 5.5           Qualifications to do Business
Schedule 5.6           TNT Financial Statements
Schedule 5.8           Assets Other than Real Property
Schedule 5.9           Real Property
Schedule 5.10          Intellectual Property
Schedule 5.11          Contracts
Schedule 5.12          Litigation
Schedule 5.13          Insurance Policies
Schedule 5.14          Environmental
Schedule 5.15          Benefit Plans
Schedule 5.17          Employee and Labor Matters
Schedule 5.18          Customer Accounts Receivable
Schedule 5.19          Licenses; Permits
Schedule 5.20          Equipment
Schedule 5.22          Effect of Transaction
Schedule 5.24          Finders Fees
Schedule 5.25          Certain Intercompany Arrangements
Schedule 5.26          Subsequent Events
Schedule 6.1(b)        Distributions
Schedule 6.1(c)        Issuance, Delivery and Sale of Shares
Schedule 6.1(e)        Benefit Plans
Schedule 6.1(f)        Compensation
Schedule 6.1(g)        Assumption of Liabilities
Schedule 6.1(i)        Revaluation
Schedule 6.1(j)        Payment, Loans and Advances
Schedule 6.1(n)        Taxes
Schedule 6.1(o)        Strategic Alliances
Schedule 6.1(p)        Transactions with Affiliates
Schedule 6.1(s)        Capital Expenditures
Schedule 9.7           Real Estate
Schedule 11.1          Transferred Employees


                              TABLE OF CONTENTS
                                 (continued)

ANNEXES
Annex I     -   Assumed Liabilities
Annex II    -   Transferred Assets


EXHIBITS

Exhibit A   -   Administrative Services Agreement
Exhibit B   -   Intellectual Property Agreement
Exhibit C   -   Intercompany Revolving Loan Agreement
Exhibit D   -   Space Sharing Agreements
Exhibit E   -   Tax Sharing Agreement
Exhibit F   -   Employment Solicitation Policy of True North
Exhibit G   -   Form of Certificate of Incorporation to be in effect
                upon the Closing
Exhibit H   -   Form of Certificate of Incorporation to be in effect
                upon consummation of the IPO


                  AMENDED AND RESTATED ACQUISITION AGREEMENT

     AMENDED AND RESTATED ACQUISITION AGREEMENT, dated as of December 31,
1996, among TN TECHNOLOGIES HOLDING INC., a Delaware corporation ("TN Technologies Holding"), TRUE NORTH COMMUNICATIONS INC., a Delaware corporation ("True North"), Foote, Cone & Belding Advertising, Inc., a Delaware corporation ("FCB Advertising"), Foote, Cone & Belding, Inc., a Delaware corporation ("Foote, Cone & Belding"), and R/GA Media Group, Inc., a Delaware corporation ("RGA", and collectively with FCB Advertising and Foote, Cone & Belding, the "Transferring Entities"), and each of Douglas C. Ahlers, a resident of Norwalk, Connecticut, Robert C. Allen, II, a resident of Danbury, Connecticut, Gerald M. O'Connell, a resident of Wilton, Connecticut, and Kraft Enterprises LTD, an Illinois general partnership (Douglas C. Ahlers and Gerald M. O'Connell being herein referred to collectively as the "Stockholders" and the Stockholders, Robert C. Allen, II, and Kraft Enterprises LTD being herein referred to collectively as "the Limited Partners").



     WHEREAS, True North is a global communications company specializing in advertising, direct marketing, sales promotion, programming content, directory advertising services and interactive media service;

     WHEREAS, TN Technologies Holding wishes to acquire from True North and the Transferring Entities, and True North and the Transferring Entities wish to transfer and assign to TN Technologies Holding, the Transferred Business as specified in this Agreement in exchange for (i) the assumption by TN Technologies Holding of certain of the liabilities and obligations relating to the Transferred Business as specified in this Agreement, and (ii) the issuance to True North and the Transferring Entities by TN Technologies Holding of an aggregate of 2,291,686 shares (the "TN Technologies Holding Shares") of its Class B Common Stock, par value $0.001 per share (the "Class B Common Stock");

     WHEREAS, In connection with the acquisition of the Transferred
Business, True North will exchange 2,802,114 shares of TN Technologies Holding Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), for 2,802,114 shares of Class B Common Stock; and

     WHEREAS, TN Technologies Holding is willing to assume such liabilities and obligations and issue the Class B Common Stock to True North and the Transferring Entities in exchange for such assets and properties and to exchange such Class B Common Stock for Class A Common Stock.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 General. As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided, and the following terms shall have the following meanings:

     Acquired Entities:  Cf2GS and TN Technologies Inc.

     Acquisition: the transfer of the Transferred Business to TN Technologies Holding and the assumption by TN Technologies Holding of the Assumed Liabilities, all as more fully described in this Agreement and the Related Agreements.

     Administrative Services Agreement: the Administrative Services Agreement, substantially in the form set forth as Exhibit A hereto, pursuant to which True North and TN Technologies Holding will provide certain corporate services specified therein to each other.

     Affiliate: with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person; provided, however, that True North and TN Technologies Holding shall not be deemed to be Affiliates of each other for purposes of this Agreement,

      Agreement: this Acquisition Agreement, including all of the Annexes, Schedules and Exhibits hereto.

     Assumed Liabilities: collectively, the Liabilities and other obligations listed on Annex I hereto.

      Bids, Quotations and Proposals: the bids, quotations or proposals which have been submitted or made by True North or the Transferring Entities relating to the Transferred Business on behalf of the Transferred Business which are outstanding as of the Closing Date.

     Books and Records: the books and records of True North or the Transferring Entities (or true and complete copies thereof), including all computerized books and records owned by True North or the Transferring Entities, which relate principally to the Transferred Business or are necessary for TN Technologies Holding to operate the Transferred Business, including, without limitation, all such books and records relating to Transferred Employees, the purchase of materials, supplies and services, the manufacture and sale of products by the Transferred Business or dealings with customers of the Transferred Business and all files relating to any action being assumed by TN Technologies Holding as part of the Assumed Liabilities.

     Cf2GS: Christiansen, Fritsch, Giersdorf, Grant & Sperry, Inc., a Washington corporation.

     Code:  the Internal Revenue Code of 1986, as amended.

     Committee: the Compensation Committee of the Board of Directors of True North.

     Conveyancing and Assumption Instruments: collectively, the various agreements, instruments and other documents to be entered into in order to effect the transfer to TN Technologies Holding of the Transferred Assets, and the assumption by TN Technologies Holding of the Assumed Liabilities in the manner contemplated by this Agreement.

     Defense:  the plan for or state of defending.

     Effective Time:  means 5:00 p.m., Central Time on the Closing Date.

     ERISA:  the Employee Retirement Income Security Act of 1974, as amended.

     Exchange Act:  the Securities Exchange Act of 1934, as amended.

     Final Determination:  as defined in the Tax Sharing Agreement.

     HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Indemnifiable Losses: with respect to any claim by an Indemnitee for indemnification authorized pursuant to Article 8 hereof, any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith) suffered by such Indemnitee with respect to such claim.

     Indemnifying Party: any party who is required to pay any other person pursuant to Article 8 hereof.

     Indemnitee: any party who is entitled to receive payment from an Indemnifying Party pursuant to Article 8 hereof.

     Indemnity Payment: the amount an Indemnifying Party is required to pay an Indemnitee pursuant to Article 8 hereof.

     Insurance Program: collectively, the series of policies pursuant to which various insurance carriers provide insurance coverage to True North in respect of claims or occurrences relating to, without limitation, property damage, business interruption, transit, fire, extended coverage, fiduciary, fidelity, environmental impairment, employee crime, general liability, product liability, automobile liability and employer's liability.

     Intercompany Revolving Loan Agreement: the agreement, substantially in the form of Exhibit C hereto, pursuant to which True North will make available funds for working capital purposes.

     Intellectual Property Agreement: the agreement, substantially in the form of Exhibit B hereto, pursuant to which True North and TN Technologies Holding are providing for certain matters involving intellectual property.

     IPO Registration Statement: the registration statement on Form S-1 to be filed under the Securities Act, pursuant to which shares of TN Technologies Holding Class A Common Stock to be issued in the IPO will be registered, together with all amendments thereto.

     Knowledge of True North: as it relates to the Transferred Business, shall include the knowledge of the Transferring Entities, with respect to the Transferred Business of such Transferring Entities.

     Liabilities: any and all debts, liabilities and obligations, whether accrued, contingent or reflected on a balance sheet, including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     Material Adverse Effect: a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or business prospects of a party, or on the ability of a party to consummate the transactions or complete the performance of the activities contemplated by this Agreement and the other Related Agreements.

     Modem Media Advertising Limited Partnership Agreement: the First Amended and Restated Agreement of Limited Partnership of Modem Media Advertising Limited Partnership.

     Modem Media Partnership Interests: the limited and general partnership interests in Modem Media Advertising Limited Partnership to be purchased by True North pursuant to the Amended and Restated Partnership Interest and Stock Purchase Agreement, dated as of December 31, 1996, by and between True North and the Limited Partners and Stockholders.

     Option: an option to purchase shares of True North common stock under any of the Stock Option Plans.

     Prospectus: each preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement.

     Recovery: the amount obtained pursuant to a claim under an insurance policy in the Insurance Program.

     Related Agreements: Administrative Services Agreement, Intellectual Property Agreement, Tax Sharing Agreement, Intercompany Revolving Loan Agreement and Space Sharing Agreements.

     Reorganization Agreement: The Amended and Restated Reorganization Agreement dated as of December 31, 1996, among TN Technologies Holding, True North, each of the Limited Partners and the Stockholders.

     Retained Liabilities: collectively, all of the Liabilities of the Transferred Business not listed on Annex I hereto.

     Return or Returns: all returns, declarations of estimated tax payments, reports, estimates, information returns and statements with respect to Taxes, including any related or supporting information with respect to any of the foregoing, filed or required to be filed with any taxing authority.

     SEC:  the Securities and Exchange Commission.

     Securities Act:  the Securities Act of 1933, as amended.

     Space Sharing Agreements: the several agreements substantially in the form of Exhibit D hereto, between TN Technologies Holding and True North or its affiliates pursuant to which True North or its affiliates will provide for office space to TN Technologies Holding after the Closing.

     Stock Option Plan:  the TN Technologies 1996 Stock Option Plan.

     Tax, Taxable or Taxes: all Federal, state, local, foreign and other taxes and assessments, duties or charges of any kind, including all payroll, employment or other withholding taxes, and including all interest, penalties and additions imposed with respect to such amounts and penalties for late filing or nonfiling of Returns.

     Tax Sharing Agreement: the Tax Sharing Agreement, substantially in the form of Exhibit E hereto, pursuant to which True North and TN Technologies Holding have provided for certain tax matters.

     Transferred Assets: collectively, all of the assets and properties of True North and the Transferring Entities identified on Annex II hereto.

     Transferred Business: the interactive media services, properties and businesses of True North and the Transferring Entities comprising the Acquired Entities, Transferred Assets and Assumed Liabilities or, where the context otherwise requires, means True North or a Transferring Entity, as applicable, with regard to the Transferred Business.

     Transferred Employee: any employee of True North or a Transferring Entity or any of its affiliates listed on Schedule 11.1 hereto.

     Underwriters:  the managing underwriters for the IPO.

     Underwriting Agreement: the underwriting agreement to be entered into among TN Technologies Holding and the Underwriters with respect to the IPO.


                                   ARTICLE II

                      ACQUISITION AND RELATED TRANSACTIONS

     Section 2.1  Acquisition and Exchange. At the Closing (as defined in
Section 2.2) and subject to the terms and conditions of this Agreement, (a) True North and the Transferring Entities shall sell and TN Technologies Holding shall acquire (i) all title and interest of True North and the Transferring Entities in and to the Acquired Entities and the Transferred Assets, as the case may be, to be conveyed, assigned, transferred and delivered to TN Technologies Holding, and (ii) all obligations and responsibilities of TN Technologies or a Transferring Entity under the Assumed Liabilities to be assumed by TN Technologies Holding and (b) True North shall exchange 2,802,114 shares of Class A Common received in connection with the Reorganization Agreement for 2,802,114 shares of Class B Common Stock of TN Technologies Holding.

     Section 2.2 Closing; Closing Date. Unless this Agreement is earlier terminated pursuant to Article 13, the closing of the Acquisition (the "Closing") shall take place two business days following the date on which all of the conditions to Closing set forth in Article 7 have been satisfied or waived, at the offices of True North, 101 E. Erie Street, Chicago, Illinois 60611, unless another place or time is agreed to in writing by the parties hereto. The date upon which the Closing actually occurs is herein referred to as the "Closing Date."

     Section 2.3  Consideration.  On the Closing Date, TN Technologies
Holding shall deliver or cause to be delivered to True North and the Transferring Entities certificates representing an aggregate of 5,093,800 shares of Class B Common Stock of TN Technologies Holding (2,802,114 of which shall be delivered to True North pursuant to Section 2.1(b) above), in the amounts and registered in the names set forth on Schedule 2.3 hereto. TN Technologies Holding agrees that it will reissue such shares of Class B Common Stock in accordance with directions provided by True North and the Transferring Entities in a written notice provided to TN Technologies Holding within 60 days of the Closing.

     Section 2.4 Assumption of Assumed Liabilities. In consideration for the conveyance, assignment, transfer and delivery of the Transferred Assets being made pursuant to Section 2.1 hereof, TN Technologies Holding agrees to assume the Assumed Liabilities.

     Section 2.5 Retained Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, True North and the Transferring Entities hereby agree with TN Technologies Holding that True North or a Transferring Entity shall retain, pay, perform and discharge in due course any and all Retained Liabilities.

     Section 2.6 Additional Deliveries of TN Technologies Holding. Subject to fulfillment or waiver of the conditions set forth in Article 7, at the Closing TN Technologies Holding shall deliver to True North and the Transferring Entities all of the following:

          (a) Copies of the Certificate of Incorporation of TN Technologies Holding certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) Certificate of good standing of TN Technologies Holding issued as of a recent date by the Secretary of State of the State of Delaware;

          (c) Certificate of the Secretary of TN Technologies Holding, dated the Closing Date, in form and substance reasonably satisfactory to True North, as to
(i) no amendments to the Certificate of Incorporation of TN Technologies Holding since a specified date; (ii) the By-laws of TN Technologies Holding; (iii) the resolutions of the Board of Directors of TN Technologies Holding authorizing the execution and performance of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby and electing certain officers and directors of TN Technologies Holding; and (iv) incumbency and signatures of the officers of TN Technologies Holding executing this Agreement and the Related Agreements; and

          (d) The certificates contemplated by Sections 7.2(a) duly executed by authorized officers of TN Technologies Holding.

     Section 2.7 Additional Deliveries of True North. Subject to fulfillment or waiver of the conditions set forth in Article 7, at the Closing True North shall deliver to TN Technologies Holding:

          (a) Copies of the Certificate of Incorporation of True North certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) Certificate of good standing of True North issued as of a recent date by the Secretary of State of the State of Delaware;

          (c) Certificate of an Assistant Secretary of True North, dated the Closing Date, in form and substance reasonably satisfactory to the Modem Media Parties and TN Technologies Holding, as to (i) no amendments to the Certificate of Incorporation of True North since a specified date; (ii) the By-laws of True North; (iii) the resolutions of the Board of Directors of True North authorizing the execution and performance of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of True North executing this Agreement and the Related Agreements;

          (d) The certificates contemplated by Sections 7.1(a) and (b) duly executed by authorized officers of True North; and

          (e) The certificates or other evidence of ownership of the 2,802,114 shares of Class A Common Stock to be exchanged pursuant to Section 2.1 above.

          Section 2.8 Additional Agreements of True North. True North shall take all actions necessary to cause the Transferring Entities to comply with the Transferring Entities' obligations hereunder and to effect the general intentions of the parties in connection with the transfer of the Transferred Business to TN Technologies Holding. The fact that the Transferring Entities are transferring certain of the Transferred Assets shall not otherwise limit the right of TN Technologies or the Limited Partners to seek the recourse intended thereby. In addition, True North hereby agrees to guarantee all obligations of the Transferring Entities to TN Technologies Holding and the Limited Partners under this Agreement. The Limited Partners shall not be bound to exhaust their recourse against any Transferring Entity or any other person or entities or resort to any other means of obtaining payment or performance before being entitled to seek payment from or recourse to True North of the obligations hereby guaranteed. True North does furthermore bind its successors and assigns to the obligations set forth in this Section 2.7.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF TN TECHNOLOGIES HOLDING

          TN Technologies Holding hereby represents and warrants to True North and the Transferring Entities as follows:

          Section 3.1 Good Standing; Authority. TN Technologies Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TN Technologies Holding has all requisite corporate power and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by TN Technologies Holding to authorize the execution, delivery and performance of this Agreement, the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement and each of the Related Agreements has been duly executed and delivered by TN Technologies Holding and constitutes a legal, valid and binding obligation of True North, enforceable against TN Technologies Holding in accordance with its terms.

          Section 3.2 No Conflicts; Consents. The execution and delivery of this Agreement and each of the other Related Agreements to which TN Technologies Holding is a party by TN Technologies Holding do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or to materially increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any material lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon TN Technologies Holding under, any provision of (a) the Certificate of Incorporation or By-laws of TN Technologies Holding, (b) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which TN Technologies Holding is a party or by which any of its properties or assets are bound or (c) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to TN Technologies Holding or its properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to TN Technologies Holding in connection with the execution, delivery and performance of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby (other than compliance with any filings under the HSR Act, if applicable).

          Section 3.3  TN Technologies Holding Capital Structure.

               (a) Except as disclosed on Schedule 3.3, other than True North and the Limited Partners, no other person or entity owns any equity interest in TN Technologies Holding. Other than as contemplated by the terms of this Agreement and the Reorganization Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral other than arising hereunder, to which TN Technologies Holding is a party or by which such party is bound obligating TN Technologies Holding to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed any equity interest in TN Technologies Holding or to grant, or enter into any such option, warrant, call, right, commitment or agreement.

               (b) Other than as contemplated by the terms of this Agreement and the Reorganization Agreement, the TN Technologies Holding common stock is not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the TN Technologies Holding common stock. All of the dividends and other distributions declared by the Board of Directors of TN Technologies Holding have been paid as of the date hereof.

          Section 3.4 Title. Upon transfer to True North at the Closing of certificates representing the Class B Common Stock, True North will receive good and valid title, free and clear of any liens, claims, encumbrances, security interests, option, charges and restrictions of any kind.

          Section 3.5 Organization and Standing. TN Technologies Holding has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. TN Technologies Holding is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF TRUE NORTH
                          TO TN TECHNOLOGIES HOLDING

          True North hereby represents and warrants to TN Technologies Holding as follows:

          Section 4.1 Good Standing; Authority. (a) True North is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. True North has all requisite corporate power and authority to enter into this Agreement and each of the Related Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by True North to authorize the execution, delivery and performance of this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement and each of the Related Agreements has been duly executed and delivered by True North and constitutes a legal, valid and binding obligation of True North, enforceable against True North in accordance with its terms.

               (b) Each of the Transferring Entities is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Transferring Entities has all requisite corporate power and authority to enter into this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by each of the Transferring Entities to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by each of the Transferring Entities and constitutes a legal, valid and binding obligation of each of the Transferring Entities, enforceable against each of the Transferring Entities in accordance with its terms.

          Section 4.2 No Additional Representations or Warranties. TN Technologies Holding understands and agrees that neither True North nor any of the Transferring Entity is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing and warranting to TN Technologies Holding in any way (i) as to the value or freedom from encumbrances of, or any other matter concerning, any Transferred Assets or (ii) as to the legal sufficiency of the attempt to convey title to any Transferred Assets or of the execution, delivery and filing of the Conveyancing and Assumption Instruments, IT BEING UNDERSTOOD AND AGREED THAT ALL SUCH ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS" and that subject to Section 9.2, neither True North nor any of the Transferring Entities shall bear the economic and legal risk that (x) any conveyance of such assets shall prove to be insufficient or
(y) TN Technologies Holding title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, TN Technologies Holding understands and agrees that neither True North nor any of the Transferring Entities is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting to TN Technologies Holding in any way that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments, it being understood and agreed that, subject to
Section 9.2 hereof, neither True North nor any of the Transferring Entities shall bear the economic and legal risk that any necessary consent or approvals are not obtained or that any requirements of law or judgments are not complied with.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF TRUE NORTH
                            TO THE LIMITED PARTNERS

          True North hereby represents and warrants solely to the Limited Partners as follows:

          Section 5.1 Good Standing; Authority. (a) True North is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. True North has all requisite corporate power and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by True North to authorize the execution, delivery and performance of this Agreement, the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement and each of the Related Agreements to which True North is a party has been duly executed and delivered by True North and constitutes a legal, valid and binding obligation of True North, enforceable against True North in accordance with its terms.

               (b) True North owns 100% of the outstanding capital stock of each Transferring Entity. Each of the Transferring Entities is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Transferring Entities has all requisite corporate power and authority to enter into this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by each of the Transferring Entities to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by each of the Transferring Entities and constitutes a legal, valid and binding obligation of each of the Transferring Entities, enforceable against each of the Transferring Entities in accordance with its terms.

          Section 5.2 No Conflicts; Consents. Except as disclosed on Schedule 5.2, the execution and delivery of this Agreement and each of the other Related Agreements to which True North is a party by True North, and the execution and delivery of this Agreement by the Transferring Entities, do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, any material obligation or to loss of a material benefit under, or to materially increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any material lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon the Transferred Business under, any provision of (a) the Certificate of Incorporation or By-laws of True North or any Transferring Entities, (b) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which True North, a Transferring Entity or the Transferred Business is a party or by which any of their respective properties or assets are bound or (c) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to True North, a Transferring Entity or the Transferred Business or their respective properties or assets. Except as disclosed on Schedule 5.2, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to True North, a Transferring Entity or the Transferred Business in connection with the execution, delivery and performance of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby (other than compliance with any filings under the HSR Act, if applicable).

          Section 5.3  [Intentionally Left Blank]

          Section 5.4 Title. True North or a Transferring Entity, as the case may be, has good and valid title to the Transferred Business and, at the Acquisition, good and valid title will pass to TN Technologies Holding, free and clear of any liens, claims, encumbrances, security interests, option, charges and restrictions of any kind.

          Section 5.5  [Intentionally Left Blank]

          Section 5.6  Financial Statements.

               (a) Schedule 5.6(a) sets forth the consolidated balance sheets of the Transferred Business as of September 30, 1996 and December 31, 1995, and the consolidated statements of income and cash flows of the Transferred Business for each of the three years ended on December 31, 1995, together with all the notes that have been prepared to such financial statements, if any (collectively, the "TNT Financial Statements"). The TNT Financial Statements are complete and accurate and fairly present the consolidated financial condition and results of operations of the Transferred Business in accordance with generally accepted accounting principles consistently applied, in each case as of the respective dates thereof and for the respective periods indicated.

               (b) Except as disclosed on Schedule 5.6(b), there are no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) relating to the Transferred Business except (i) as specifically disclosed, reflected or fully reserved against as part of the balance sheet of the Transferred Business as of December 31, 1995 (the "TNT Balance Sheet") and (ii) for liabilities and obligations incurred in the ordinary course of business of TN Technologies Holding consistent with past practice since the date of the TNT Balance Sheet.

          Section 5.7 Taxes. All Tax Returns, statements, reports and forms (including estimated Tax returns and reports and information Returns and reports) required to be filed with any Taxing

Authority with respect to any Taxable period ending on or before the Closing Date, by or on behalf of True North and/or its subsidiaries, including the Transferred Business (collectively, the "True North Returns"), have been or will be filed when due in accordance with all applicable laws (including any extensions of such due date), and all amounts shown due thereon have been paid or have been fully accrued on the consolidated balance sheets of True North as of [September] 30, 1996 and December 31, 1995 (the "True North Financial Statements") in accordance with generally accepted accounting principles. Except to the extent disclosed on Schedule 5.7 or provided for or disclosed in the True North Financial Statements (including notes thereto), the True North Returns correctly reflect (and, as to any True North Returns not filed as of the date hereof but filed on or prior to the Closing Date, will correctly reflect) the Tax liability of True North and its Subsidiaries, including the Transferred Business. True North and its subsidiaries, including the Transferred Business, have withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld including, without limitation, all amounts required to be withheld with respect to employees of the Transferred Business. All True North Returns pertaining to federal income tax filed with respect to Taxable years of True North through the Taxable year ended December 31, 1992 have been examined and closed or are True North Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither True North nor any of its subsidiaries, including the Transferred Business, has granted any extension or waiver of the limitation period applicable to any True North Returns involving a Tax issue with respect to or otherwise affecting the Transferred Business. Except as disclosed on Schedule 5.7, there is no claim, audit, action, suit, proceeding, or investigation now pending or (to the best knowledge of True North) threatened against or with respect to True North or any of its subsidiaries, including the Transferred Business, in respect of any Tax deficiency or assessment relating to or otherwise affecting the Transferred Business. No notice of deficiency or similar document of any Tax Authority relating to or otherwise affecting the Transferred Business has been received by True North or any of its subsidiaries, including the Transferred Business, and there are no liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority relating to the Transferred Business that could, if determined adversely to True North or any of its subsidiaries, including the Transferred Business, materially affect the liability of True North or any of its subsidiaries, including the Transferred Business, for Taxes with respect to or otherwise affecting the Transferred Business in other Taxable periods. To the knowledge of True North, there are no liens for Taxes on the assets included in or otherwise affecting the Transferred Business other than liens for Taxes which are not yet due and payable. Neither True North nor any of its subsidiaries has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending on or prior to the Closing Date pursuant to Sections 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed in respect of the Transferred Business prior to the Closing Date. There is no contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or former employee of True North or any of its subsidiaries assigned to the Transferred Business that, individually or collectively, will give rise to the payment of any amount that will not be deductible pursuant to Section 162 (as unreasonable compensation) or pursuant to Section 280G of the Code. True North has provided or made available to the Limited Partners and Stockholders or their designated representatives true and correct copies of all material

True North Returns relating to the Transferred Business, and, as reasonably requested by the Limited Partners and Stockholders prior to or following the date hereof, information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents relating to or otherwise affecting the Transferred Business. Neither True North nor any of its subsidiaries is a party to (or obligated under) any Tax allocation, Tax distribution, Tax sharing, Tax indemnity or similar agreement or arrangement with respect to any Tax relating to or otherwise affecting the Transferred Business (including, without limitation, any such agreement or arrangement imposed by operation of law).

          Section 5.8  Assets Other than Real Property Interests.

               (a) True North or the Transferring Entities have good and valid title to all assets (other than real property) reflected on the TNT Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since the date of the TNT Balance Sheet in the ordinary course of business of the Transferred Business consistent with past practice, in each case free and clear of all mortgages, liens, security interests or encumbrances of any kind other than (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes which are not due and payable or which may thereafter be paid without penalty or premium, (ii) mortgages, liens, security interests and encumbrances which secure debt that is reflected as a liability on the TNT Balance Sheet and
(iii) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use, operation or value of the assets to which they relate in the Transferred Business (the mortgages, liens, security interests, encumbrances and imperfections of title described in clauses (i), (ii) and (iii) above are hereinafter referred to collectively as "TNT Permitted Liens").

               (b) All the tangible assets of the Transferred Business have been maintained in all material respects in accordance with the past practice of the Transferred Business. Each of the tangible assets of the Transferred Business and each item of material tangible personal property of the Transferred Business is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of the Transferred Business is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

          Section 5.9  Real Property.

               (a) Schedule 5.9 sets forth a complete list of all leased and other interests in real property of any kind leased or held by True North or the Transferring Entities (individually, a "TNT Leased Property") and further identifies any material agreements relating to said interests in real property. True North and the Transferring Entities have good, valid, and subsisting title to the leasehold estates in all TNT Leased Property, in each case free and clear of all leasehold mortgages, leasehold liens, leasehold security interests, leasehold encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way, rights of refusal, and other restrictions of any nature whatsoever, except (a) such as are set forth on Schedule 5.9, (b) zoning, building and similar restrictions, or (c) easements, covenants, rights-of-way, rights of first refusal and other similar restrictions that affect the fee title to the TNT Leased Property, none of which items set forth in clauses (b) or (c), individually or in the aggregate, materially impair the continued use, operation or value of the property to which they relate individually or in the aggregate, materially impair the continued use of the property to which they relate in the Transferred Business. The current use by the Transferred Business of the offices and other facilities located on TNT Leased Property does not violate any local zoning ordinance and, to the knowledge of True North, there is no proposed change in any local zoning ordinance that would have a material adverse effect on the Transferred Business.

               (b) Neither the whole nor any part of the TNT Leased Property is subject to any pending suit for condemnation or other taking by any public authority, and, to the knowledge of True North, no such condemnation or other taking is threatened or contemplated.

          Section 5.10  Intellectual Property.

               (a) Schedule 5.10 sets forth a true and complete list of all Intellectual Property owned, used, filed by or licensed to the Transferred Business (the "TNT Intellectual Property"). With respect to patents, copyrights, trademarks and other TNT Intellectual Property, Schedule 5.10 also sets forth lists of such TNT Intellectual Property and of all jurisdictions in which such TNT Intellectual Property is issued, registered or applied for and all registration and application numbers. Except as expressly set forth on Schedule 5.10, True North owns the freely transferable right to make, use, sell, have made, lease, export, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all TNT Intellectual Property, and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights. The Transferred Business owns or licenses under valid agreements all TNT Intellectual Property as is necessary to conduct its business as is presently conducted which is also set forth on Schedule 5.10.

               (b) The Transferred Business has not granted any options, licenses or agreements of any kind relating to TNT Intellectual Property or the marketing or distribution thereof, except non-exclusive licenses to end users in the ordinary course of business. The Transferred Business is not bound by or a party to any options, licenses or agreements of any kind relating to the TNT Intellectual Property of any other person, except as expressly set forth on
Schedule 5.10. Except as set forth in the Intellectual Property Agreement, neither True North nor any Transferring Entity will hold any interest in the TNT Intellectual Property after the Acquisition. Except as set forth on Schedule 5.10, all TNT Intellectual Property is free and clear of the claims of others and of all liens, security interests and encumbrances whatsoever. Except as set forth on Schedule 5.10, the Transferred Business' conduct of its business as presently conducted does not, and the conduct of such business as proposed to be conducted by TN Technologies Holding (as described in its business plan) will not, violate, conflict with or infringe the Intellectual Property of any other person. Except as set forth on Schedule 5.10, (i) no claims are pending or, to the knowledge of True North, threatened, against the Transferred Business by any person with respect to the ownership, validity, enforceability, effectiveness or use of any TNT Intellectual Property, and, to the knowledge of True North, there are no reasonable grounds existing to support the commencement or assertion of any such claims which such claims would be of a material nature and (ii) none of True North, the Transferring Entities, the Transferred Business or any of their Affiliates has received any written communications alleging that any such party has violated any rights relating to Intellectual Property of any person.

               (c) The TNT Intellectual Property has been maintained in confidence in accordance with protection procedures customarily used in the industries of the Transferred Business to protect rights of like importance. Except as disclosed on Schedule 5.10, all former and current members of management and key personnel of the Transferred Business, including all current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of software or other TNT Intellectual Property (collectively, "TNT Personnel"), have executed and delivered to the Transferred Business a proprietary information agreement restricting such person's right to disclose proprietary information of the Transferred Business and its clients. Except as disclosed on Schedule 5.10, all former and current TNT Personnel either (i) have been party to a "work-for-hire" arrangement or agreement with the Transferred Business, in accordance with applicable Federal and state law, that has accorded the Transferred Business full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) have executed appropriate instruments of assignment in favor of the Transferred Business as assignee that have conveyed to the Transferred Business full, effective and exclusive ownership of all tangible and intangible property thereby arising. None of the current or former officers or employees of the Transferred Business have any patents issued or applications pending for any device, process, design or invention of any kind now used in its business.

          Section 5.11 Contracts. Except as set forth on Schedule 5.11, the Transferred Business is not a party to nor is it bound by any:

               (a) employment agreement that represents an aggregate future liability in excess of $50,000 and is not terminable by the Transferred Business by notice of not more than sixty (60) days for a cost of less than $10,000;

               (b) employee collective bargaining agreement or other contract with any labor union;

               (c) covenant of the Transferred Business not to compete or other covenant of the Transferred Business restricting in any material respect the development, manufacture, marketing or distribution of the Transferred Business' products and services;

               (d) agreement or other material arrangement with any current or former officer, director or employee of the Transferred Business;

               (e) lease, sublease or similar agreement with any person (other than True North) under which the Transferred Business is a lessor or sublessor of, or makes available for use to any person, (A) any TNT Leased Property or (B) any portion of any premises otherwise occupied by the Transferred Business;

               (f) lease, sublease or similar agreement with any person (other than True North or a Modem Media Party) under which (A) the Transferred Business is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Transferred Business is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Transferred Business, in any such case which represents an aggregate future liability or receivable, as the case may be, in excess of $50,000 and is not terminable by the Transferred Business by notice of not more than 60 days for a cost of less than $10,000;

               (g) (A) continuing contract or arrangement with a stated term (including permitted renewals) of more than 180 days for the future purchase of materials, supplies or equipment, (B) management service, consulting or other similar type of contract or arrangement or (C) advertising agreement or arrangement, in any such case which represents an aggregate future liability to any person (other than True North) in excess of $50,000 and is not terminable by the Transferred Business by notice of not more than 60 days for a cost of less than $50,000;

               (h) license, option or other agreement relating in whole or in part to the TNT Intellectual Property set forth on Schedule 5.10 (including any license or other agreement under which True North, the Transferred Business or any of its Affiliates is licensee or licensor of any such TNT Intellectual Property) or to trade secrets, confidential information or proprietary rights and processes of the Transferred Business or any other person to which the Transferred Business is a party;

               (i) agreement, contract or other instrument under which the Transferred Business has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

               (j) agreement or other arrangement (including so-called take-or-pay or keepwell agreements) under which (A) any person (including the Transferred Business) has directly or indirectly effectively guaranteed indebtedness, liabilities or obligations of True North or (B) the Transferred Business has directly or indirectly effectively guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

               (k) agreement or arrangement under which the Transferred Business has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person;

               (l) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any real and personal property of the Transferred Business (other than such that fall within clauses
(a) and (c) of the definition of TNT Permitted Liens), except as set forth on
Schedule 5.9;

               (m) agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Transferred Business or any predecessor person;

               (n) other agreement, contract, lease, sublease, license, commitments or instrument to which the Transferred Business is a party or by or to which it or any of its assets or business is bound or subject which represents an aggregate future liability to any person (other than an Acquired Entity) in excess of $50,000 and is not terminable by the Transferred Business by notice of not more than 60 days for a cost of less than $10,000; or

               (o) group of agreements, contracts, leases, subleases, licenses, commitments or instruments falling within subparagraphs (a), (f), (g) and (n) of this Section 5.11 that collectively represent future aggregate liabilities in excess of $100,000 or that are not terminable by the Transferred Business by notice of not more than sixty (60) days for an aggregate cost of less than $10,000; except as specifically contemplated by this Agreement, any contract not made in the ordinary course of business; or any other contract, agreement, commitment or understanding that is material to the Transferred Business.

     Except as expressly set forth on Schedule 5.11, all agreements, contracts, leases, subleases, licenses, commitments or instruments of the Transferred Business listed in the Schedules hereto (collectively, the "TNT Contracts") are valid, binding and in full force and effect and are enforceable by the Transferred Business in accordance with their terms (except as against third parties that properly invoke the protection of applicable bankruptcy laws of which, to the knowledge of True North, there are currently none) and, to the knowledge of True North, the consummation of the transactions contemplated hereby will not affect the validity or enforceability of the TNT Contracts. Except as set forth on Schedule 5.11, the Transferred Business has performed all material obligations required to be performed by it to date under the TNT Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of True North and/or TN Technologies Holding, no other party to any of the TNT Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Complete copies of all TNT Contracts have been made available to the Modem Media Parties. Neither True North nor TN Technologies Holding is currently renegotiating any of the TNT Contracts or paying liquidated damages in lieu of performance.

          Section 5.12 Litigation. Schedule 5.12 sets forth a list of all pending lawsuits, and of all claims with respect to which an officer of the Transferred Business has been contacted in writing, against or affecting the Transferred Business or any of its properties, assets, operations or businesses and which (a) relate to or involve a claim for more than $10,000 either on the face of the claim or in the reasonable judgment of True North, (b) seek any injunctive relief or (c) relate to or may give rise to any legal restraint on or prohibition against the transactions contemplated by this Agreement. None of the lawsuits or claims listed on Schedule 5.12 could reasonably be expected to have, if so determined, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 5.12, to the knowledge of True North, there are no unasserted claims of the type that would be required to be disclosed on
Schedule 5.12 if counsel for the claimant had contacted the Transferred

Business which if asserted could reasonably be expected to have a Material Adverse Effect. The Transferred Business is not a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to the Transferred Business or any of its properties, assets, operations or business. Except as set forth on Schedule 5.12, there is no lawsuit or claim by the Transferred Business pending, or which such claim the Transferred Business intends to initiate, against any other person involving a claim in excess of $10,000. To the knowledge of True North, there is no pending or threatened investigation of the Transferred Business by any Governmental Entity.

   Section 5.13 Insurance. The insurance policies maintained by the Transferred Business are listed on Schedule 5.13. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. In addition, to True North's knowledge, the transactions contemplated hereby will not affect the validity or enforceability of any of such policies. To the knowledge of True North, the Transferred Business has been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

   Section 5.14  Environmental.
                 -------------

          (a) For the purposes of this Agreement, the following terms shall have the following definitions:

          (i) "Environmental Claim" means any notice, claim, act, cause of action or investigation by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Materials (as hereinafter defined) or (B) any violation, or alleged violation, of any Environmental Law.

          (ii) "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health, including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof.

          (b) To True North's knowledge, the Transferred Business has been and is in compliance (which compliance includes, but is not limited to, the possession of all permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof) in all material respects with all Environmental Laws and the Transferred Business has not received any notice of any alleged claim, violation of or liability under any Environ mental Law which has not heretofore been cured or for which there is any remaining liability.

          (c) Neither True North nor the Transferred Business have received notice of any Environmental Claim filed or threatened against the Transferred Business or relating to the Trans ferred Business, or against any person or entity whose liability for any Environmental Claim the Transferred Business has retained or assumed either contractually or by operation of law and there are no past or present actions, activities, circumstances, conditions, events or incidents, that could reasonably be expected to form the basis of any Environmental Claim against the Transferred Business or against any person or entity whose liability for any Environmental Claim the Transferred Business has retained or assumed either contractually or by operation of law.

          (d) To True North's knowledge, the Transferred Business has not disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

          (e) To True North's knowledge, no Hazardous Materials are present in, on, under or adjacent to any properties owned, leased or used at any time (including both land and improve ments thereon) by the Transferred Business or for its business so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

     Section 5.15 Benefit Plans. Except as disclosed on Schedule 5.15, the Transferred Business does not maintain or contribute to, or is not required to maintain or contribute to an "employee pension plan" (as defined in Section 3(2) of ERISA) or an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and neither the Transferred Business nor any benefit plan maintained by the Transferred Business is subject to ERISA.

     Section 5.16 Compliance with Applicable Laws. The Transferred Business is in compliance in all material respects with all Applicable Laws, including those relating to occupational health and safety. Neither True North nor the Transferred Business has received any order or communication during the past three years from a Governmental Entity that alleges that the Transferred Business is not in compliance in any respect with any Applicable Laws.

     Section 5.17 Employee and Labor Matters. Except as set forth on Schedule 5.17, (a) there is, and during the past three years there has been, no labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of True North, threatened, against the Transferred Business, (b) to the knowledge of True North, no union organizational campaign is in progress with respect to the employees of the Transferred Business and no question concerning representation exists respecting such employees; (c) the Transferred Business is not engaged in any unfair labor practice; (d) there is no unfair labor practice charge or complaint against the Transferred Business pending, or, to the knowledge of True North, threatened, before the National Labor Relations Board; (e) there are no pending, or, to the knowledge of True North, threatened, union grievances against the Transferred Business; (f) there are no pending, or, to the knowledge of True North, threatened, charges against the Transferred Business or any current or former employee of the Transferred Business before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; (g)neither True North nor any Tranferring Entity has not received written notice during the past three years of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting the Transferred Business and, to the knowledge of True North, no such investigation is in progress; and (h) the Transferred Business is not liable for any arrears of wages, penalties or taxes with respect to the foregoing.

     No officer or director of the Transferred Business is, and, to the knowledge of True North, no other employee of the Transferred Business is a party to or bound by any contract, license, covenant or agreement of any nature, or subject to any judgment, decree or order of any Governmental Entity, that would conflict with the Transferred Business or the transactions contemplated hereby or by the Related Agreements or have a Material Adverse Effect. To the knowledge of True North, no activity of any employee of the Transferred Business as or while an employee of True North or the Transferred Business has caused a violation of any employment contract, confidentiality agreement, patent disclosure agreement, or other contract or agreement. To the knowledge of True North, the execution and delivery of this Agreement and the Related Agreements will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employees are now obligated.

     Section 5.18 Customer Accounts Receivable. All customer accounts receivable of the Transferred Business, whether reflected on the TNT Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business. To the knowledge of True North, all accounts receivable reflected in the TNT Balance Sheet are good and collectible in the ordinary course of business. Set forth on Schedule 5.18 is a list of the names of the ten largest customers of the Transferred Business and the percentage of the Transferred Business' total revenues that each customer represented during the fiscal year ended December 31, 1995 and the seven months ended July 31, 1996. Except as set forth on Schedule 5.18, there exists no actual or threatened termination, cancellation or limitation of, or any material modification of or change in, the business relationship of the Transferred Business with any customer or group of customers listed on Schedule 5.18 and, to the knowledge of the True North, the consummation of the transactions contemplated hereby will not result in the termination, cancellation or limitation of, or any material change in, the business relationship of the Transferred Business with any customer or group of customers listed on Schedule 5.18 for the seven month period ended July 31, 1996.

     Section 5.19 Licenses; Permits. Schedule 5.19 sets forth a true and complete list of all licenses, permits and authorizations issued or granted to the Transferred Business by Governmental Entities which are necessary for the conduct of the Transferred Business. All such licenses, permits and authorizations are validly held by the Transferred Business, the Transferred Business has complied in all material respects with all terms and conditions thereof and, the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement, the Acquisition or the consummation of the transactions contemplated hereby.

     Section 5.20 Equipment. Schedule 5.20 sets forth a list of each material item of machinery, furniture, computer equipment or other equipment used in connection with the Transferred Business, indicating in each case the owner and the lessee or sublessee, if any.

     Section 5.21 Sufficiency of Transferred Business. The assets of the Transferred Business comprise all of the business, properties, assets (including Intellectual Property) and goodwill necessary for, and are sufficient for, the conduct of the Transferred Business by TN Technologies in the same manner as conducted by True North, the Transferring Entities and their Affiliates immediately prior to the Closing.

     Section 5.22 Effect of Transaction. Except as set forth on Schedule 5.22, no creditor, employee, client, customer or other person having a material business relationship with the Transferred Business has informed True North, the Transferring Entities or the Transferred Business in writing, that such person intends to change such relationship because of the consummation of any other transaction contemplated hereby.

     Section 5.23 Disclosure. No representation or warranty of True North contained in this Agreement, and no statement contained in any document, certificate, Schedule, Annex or Exhibit furnished or to be furnished by or on behalf of True North to any of the Limited Partners or any of their representatives pursuant to this Agreement or any Related Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Schedule or Exhibit.

     Section 5.24 Finders Fees. True North has retained the investment bankers, brokers and finders listed on Schedule 5.24; and no other investment bankers or finders have been retained by True North or the Transferring Entities. True North represents and warrants that it is solely responsible for any and all fees associated with the parties identified on Schedule 5.24 and will not charge such fees to the Transferred Business or the Limited Partners or Stockholders.

     Section 5.25 Certain Intercompany Arrangements. Schedule 5.25 sets forth a description of the amounts and terms of all intercompany receivables, payables and loans outstanding as of the date hereof between True North, the Transferring Entities, the Transferred Business, any Acquired Entity and/or any employee of True North, the Transferring Entities, the Transferred Business and any Acquired Entity.

     Section 5.26 Events Subsequent to Most Recent Audited Financial Statements of the Transferred Business. Since December 31, 1995, there has not been any material adverse change in the business, assets, condition (financial or otherwise), results of operations or business prospects of the Transferred Business and, except as set forth on Schedule 5.26, since September 30, 1996, the Transferred Business has not taken any action specified in Section 6.1 below.

                                  ARTICLE VI

               COVENANTS OF TRUE NORTH; INITIAL PUBLIC OFFERING

     True North covenants and agrees with TN Technologies Holding and the Limited Partners and TN Technologies Holding covenants and agrees with the Limited Partners as follows:

     Section 6.1 Ordinary Conduct. Except as otherwise expressly permitted or required by the terms of this Agreement, from the date hereof to the Closing Date, True North shall cause the Transferred Business to be conducted in the ordinary course in substantially the same manner as presently conducted (including, without limitation, with respect to research and development efforts, advertising, promotions and capital expenditures), and shall make all commercially reasonable efforts consistent with past practices to preserve its relationships with employees, customers, suppliers and others with whom the Transferred Business deals. True North shall not, and shall not permit any Transferring Entities, Acquired Entity or the Transferred Business to, (i) take any action that would, or that could reasonably be expected to, result in any of the material conditions to the Acquisition not being satisfied or (ii) do any of the following without the prior written consent of the Limited Partners, which consent shall not be unreasonably withheld:

          (a) amend the Certificate of Incorporation or By-laws of any Acquired Entity;

          (b) except as disclosed on Schedule 6.1(b), declare or pay any dividend, declare or make any distributions (whether in cash or other property) in respect of any Acquired Entity's ownership interests in the Transferred Business;

          (c) except as disclosed on Schedule 6.1(c), issue, deliver or sell or otherwise authorize or propose the issuance, delivery or sale of, any shares of capital stock or other ownership interests of the Transferred Business or any Acquired Entity or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating the Transferred Business or any Acquired Entity to issue, any such ownership interests;

          (d) redeem or otherwise acquire, directly or indirectly, any ownership interests, or any option, warrant or right relating thereto or any securities convertible into or exchangeable for an ownership interest of the Transferred Business or any Acquired Entity;

          (e) except as disclosed on Schedule 6.1(e), adopt or amend in any material respect or terminate any benefit plan or collective bargaining agreement relating to or otherwise affecting the Transferred Business, except as required by law;

          (f) except as disclosed on Schedule 6.1(f), grant to any Transferred Employee or any officer or employee of the Transferred Business or any Acquired Entity any increase in compensation or benefits, except as may be required under existing agreements;

          (g) except as disclosed on Schedule 6.1(g), incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice;

          (h) permit, allow or suffer any of their/its respective assets to become subjected to any mortgage, lien, security interest, encumbrance, easement, covenant, right-of-way or other similar restriction which would have been required to be set forth on Schedule 5.9 or disclosed pursuant to Section
5.8 if existing on the date of this Agreement other than in the ordinary course of business consistent with past practice;

          (i) except as disclosed on Schedule 6.1(i), revalue any of its assets or cancel any receivables or indebtedness owed to the Transferred Business or waive any claims or rights of value exceeding $10,000 in the aggregate;

          (j) except as disclosed on Schedule 6.1(j), except as specifically contemplated hereby, pay, loan or advance any amount to, or sell, transfer, lease or sublease any of its assets to, or enter into any agreement or arrangement with True North or any of its affiliates or related parties;

          (k) transfer to any person or entity any rights to TNT Intellectual Property, except to customers in the ordinary course of its business consistent with past practices;

          (l) amend or modify a material term of, or violate any term of, any of the agreements set forth or described on Schedule 5.11;

          (m) initiate any litigation, other than collection actions in the ordinary course of business;

          (n) except as disclosed on Schedule 6.1(n), make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any material extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes (except to the extent that any liability for Taxes associated with any of the foregoing shall be solely the liability of True North);

          (o) except as disclosed on Schedule 6.1(o), enter into any strategic alliance or joint marketing arrangement or agreement that is material to the Transferred Business;

          (p) except as disclosed on Schedule 6.1(p), except as specifically permitted by the other terms of this Agreement, enter into any transaction with any Affiliate of True North or the Transferred Business with respect to the assets or liabilities constituting any portion of the Transferred Business, make any payment or transfer any article of tangible or intangible property to any such party, or permit any such party to receive any payment or any article of tangible or intangible property from any third party doing business, seeking business, or desiring to do business with True North or the Transferred Business;

          (q) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles in effect on the date of this Agreement ("GAAP");

          (r) acquire or agree to acquire by merging or consolidating with, or by purchasing any portion of the assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Transferred Business;

          (s) except as disclosed on Schedule 6.1(s), make or incur any capital expenditure which, individually, is in excess of $15,000 or make or incur any such expenditures which, in the aggregate, are in excess of $75,000;

          (t) sell, lease, license or otherwise dispose of any of its assets or properties, except in the ordinary course of business and consistent with past practice;

          (u) enter into any lease of real property, except in the ordinary course of business and consistent with past practice;

          (v) modify, amend, terminate or permit the lapse of any lease of, or reciprocal easement agreement, operating agreement or other material agreement relating to, real property;

          (w) delay or accelerate the payment of any account payable or other liability of any Acquired Entity or the Transferred Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (x) delay or accelerate collection of notes or accounts receivable in advance or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

          (y) except as specifically permitted by this Agreement, enter into any agreements that extend for a period exceeding one year from the date hereof or require a payment in aggregate of more than $25,000; or

          (z) agree, whether in writing or otherwise, to do any of the foregoing.

     Section 6.2 Other Transactions. From the date of this Agreement to the Closing, True North shall not, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than TN Technologies Holding, the Limited Partners and their representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving the Transferred Business.

     Section 6.3 Supplemental Disclosure. True North shall promptly notify TN Technologies Holding and the Limited Partners in writing of, and furnish TN Technologies Holding and the Limited Partners any information it may reasonably request with respect to, the receipt by any party, either written or oral, of a proposal to enter into a transaction contemplated by Section 6.2 or of the occurrence to such party's knowledge of any event or condition or the existence to such party's knowledge of any fact that would cause any of the conditions to the obligation of True North to consummate the Acquisition not to be fulfilled.

     Section 6.4 Code Section 351. True North and the Transferring Entities agree that they shall not, within one year after the Closing, sell, transfer or otherwise dispose of the shares of TN Technologies Holding Common Stock received by them pursuant to this Agreement, or any interest therein, in such a manner or to the extent that any such sale, transfer or other disposition could adversely affect the qualification of the transactions described in the Reorganization Agreement as transfers to a controlled corporation under Section 351 of the Code.

     Section 6.5 Consummation of the IPO. Subject to the conditions specified in Section 6.7, True North and TN Technologies Holding shall use their best efforts to consummate the IPO as promptly as practicable following the Closing on a valuation agreed upon by the Limited Partners, True North and TN Technologies Holding, which agreement shall not be unreasonably withheld.

     Section 6.6 Lock-up Agreements. The parties hereto hereby agree to enter into lock-up agreements reasonably requested by the underwriters in connection with the IPO.

     Section 6.7 Conditions Precedent to Consummation of the IPO. The parties hereto acknowledge that, the obligations of the parties to consummate the IPO shall be conditioned on the satisfaction, or waiver by True North, of the following conditions:

          (a) True North shall be satisfied in its sole discretion that it, together with its Affiliates, will own at least 70% of the voting control of TN Technologies Holding following the IPO on a fully diluted basis, after giving effect to the issuance of any shares of restricted stock or employee stock options to any employees of TN Technologies Holding.

          (b) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition or the IPO or any of the other transactions contemplated by this Agreement or any Related Agreement shall be in effect; the parties hereto hereby agree to use commercially reasonable efforts to have such order, injunction or decree removed or lifted.

          (c) A committee of TN Technologies Holding designated by the Board of Directors of TN Technologies Holding shall have determined that the terms of the IPO are acceptable to TN Technologies Holding.

     Section 6.8 Certificate of Incorporation. Prior to consummation of the IPO, True North and TN Technologies Holding shall cause the Certificate of Incorporation in the form of Exhibit H hereto to be filed with the Secretary of State of the State of Delaware.

                                  ARTICLE VII

                             CONDITIONS TO CLOSING

     Section 7.1 Obligations of True North and the Transferring Entities. The obligations of True North and the Transferring Entities under this Agreement are subject to the satisfaction (or waiver by True North) as of the Closing of the following conditions:

          (a) The representations and warranties of TN Technologies Holding made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date. TN Technologies Holding shall have performed or complied with in all material respects all obligations and covenants required by this Agreement and the Related Agreements to be performed or complied with by TN Technologies by the time of the Closing. TN Technologies Holding shall have delivered to True North certificates dated the Closing Date and signed by an authorized officer of TN Technologies confirming the foregoing.

          (b) Between the date hereof and the Closing Date, there shall have been (i) no Material Adverse Change in the assets, business, operations, liabilities, profits, prospects or condition (financial or otherwise) of TN Technologies Holding; (ii) no material adverse federal or state legislative or regulatory change affecting TN Technologies Holding; and (iii) no material damage to the assets or properties of TN Technologies Holding by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage. TN Technologies Holding and the Limited Partners shall have delivered to True North a certificate dated the Closing Date and signed by the Limited Partners and by an authorized officer of TN Technologies Holding confirming the foregoing.

          (c) The parties shall have received all approvals and actions of or by all Governmental Entities which are necessary to consummate the transactions contemplated hereby.

          (d) TN Technologies Holding shall have received consents, in form and substance reasonably satisfactory to True North, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements and permits to which TN Technologies Holding is a party or by which TN Technologies Holding or any of their respective assets or properties is affected and which are necessary to prevent a Material Adverse Change in the assets, business, operations, liabilities, profits, prospects or condition (financial or otherwise) of TN Technologies Holding.

          (e) No action, suit or proceeding by any Governmental Entity shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby or by any of the Related Agreements.

          (f) Each of the Related Agreements to which TN Technologies Holding is a party shall have been executed by such party and shall not have been amended or terminated.

          (g) The Certificate of Incorporation of TN Technologies Holding in the form of Exhibit G hereto shall have been filed with the Secretary of State of the State of Delaware.

     Section 7.2 Obligations of TN Technologies Holding. The obligations of TN Technologies Holding under this Agreement are subject to the satisfaction (or waiver by TN Technologies Holding) as of the Closing of the following conditions:

          (a) The representations and warranties of True North made in this Agreement and the Related Agreements qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date. True North and the Transferring Entities shall have performed or complied with in all material respects all obligations and covenants required by this Agreement and the Related Agreements to be performed or complied with by True North and the Transferring Entities by the time of the Closing. True North shall have delivered to TN Technologies Holding and the Limited Partners a certificate dated the Closing Date and signed by authorized officers of True North confirming the foregoing.

          (b) The parties shall have received all approvals and actions of or by all Governmental Entities necessary to consummate the transactions contemplated hereby.

          (c) True North, the Transferring Entities and each Acquired Entity, as the case may be, shall have received consents, in form and substance reasonably satisfactory to TN Technologies Holding and the Limited Partners, necessary to consummate the transactions contemplated hereby.

          (d) No action, suit or proceeding by any Governmental Entity shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby or of any of the Related Agreements.

          (e) True North shall have delivered an opinion of Houlihan Lokey Howard & Zukin, investment bankers, that the value of the Transferred Business is not less than $11,000,000.

     Section 7.3 Frustration of Closing Conditions. None of TN Technologies Holding, True North, the Transferring Entities or any of the Limited Partners may rely on the failure of any condition set forth in Section 7.1 or 7.2, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.


                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 8.1 Survival of Representations and Warranties; Liability Threshold; Limitation on Recovery.

          (a) All representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing Date.

          (b) Except as specifically provided herein, the provisions of this
Article 8 shall terminate and be of no further force and effect on the third anniversary of the Closing Date. Such termination shall in no way limit the obligations of TN Technologies Holding with respect to the Assumed Liabilities or the obligations of True North and the Transferring Entities with respect to the Retained Liabilities and related indemnification rights under this Agreement, which shall survive indefinitely. Notwithstanding the foregoing, (a) the representations and warranties of True North to the Limited Partners contained in Sections 5.7 and 5.14 shall survive the Acquisition and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations) and (b) the representations and warranties of True North to the Limited Partners contained in Section 5.21 shall survive, with respect to physical assets, for a period of 120 days.

          (c) Except as provided in Section 8.9 hereof, TN Technologies Holdings, the Transferring Entities and the Limited Partners shall not be entitled to indemnification for any loss contemplated by this Article 8 until the aggregate of all indemnified or indemnifiable losses, damages or expenses suffered by such party or its successors and assigns, pursuant to this Agreement, the Partnership Interest and Stock Purchase Agreement and the Reorganization Agreement, exceeds $375,000 (the "Initial Threshold"). If such losses, damages or expenses exceed the Initial Threshold, the applicable indemnifying party shall be obligated to pay the entire amount of such losses, damages or expenses suffered by the other, less $100,000.

          (d) The obligations under this Article 8 of TN Technologies Holding to True North and the Transferring Entities and of True North to TN Technologies Holding shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities. To the extent that True North or the Transferring Entities assigns any of its Retained Liabilities (except for such amounts of Retained Liabilities which are not material individually or in the aggregate), True North and the Transferring Entities shall cause such transferee of such Retained Liabilities to assume specifically its obligations with respect thereto under this Agreement and to fulfill its obligations related to such Retained Liabilities. To the extent TN Technologies Holding transfers to another party other than a subsidiary of TN Technologies

Holding any of the Assumed Liabilities (except for such amounts of Assumed Liabilities which are not material individually or in the aggregate), TN Technologies Holding will cause the transferee of such Assumed Liabilities to assume specifically its obligations with respect thereto under this Agreement and will cause such transferee to fulfill its obligations related to such Assumed Liabilities. In the event the transferee of the Retained Liabilities or Assumed Liabilities does not fulfill its obligations with respect thereto, True North, the Transferring Entities and TN Technologies Holding, as the case may be, shall fulfill their obligations with respect thereto.

     Section 8.2  Indemnification.
                  ---------------

          (a) True North shall indemnify, defend and hold harmless TN Technologies Holding, each of its directors, officers, employees and agents and each Affiliate of TN Technologies Holding from and against any and all Indemnifiable Losses of TN Technologies Holding or any of its Affiliates arising out of or due to, directly or indirectly, (i) any breach by True North of any representation or warranty of True North given for the benefit of TN Technologies Holding contained in Article IV of this Agreement or in any certificate or Schedule delivered pursuant hereto, (ii) any of the Retained Liabilities and (iii) any breach of any covenant of True North or a Transferring Entity contained in this Agreement.

          (b) True North shall indemnify the Limited Partners their Affiliates and each of their respective officers, directors, employees, stockholders and control persons against and hold them harmless from any loss, liability, claim, damage or expense (including legal fees and expenses reasonably incurred) suffered or incurred by any such indemnified party arising from, relating to or otherwise in respect of any pollution or threat to human health or the environment that is related in any way to True North's, any Transferring Entities, or the Transferred Business' management, use, control, ownership or operation of any properties owned, leased or used at any time by True North, a Transferring Entity or the Transferred Business, that occurred or existed, or was caused, in whole or in part, on or before the Closing Date, and any Environmental Claim True North, a Transferring Entity or the Transferred Business has assumed or retained either contractually or by operation of law.

          (c) True North shall indemnify the Limited Partners and the Stockholders, their Affiliates and each of their respective officers, directors, employees, stockholders and control persons against and hold each of them harmless from any loss, liability, claim, damage or expense (including legal fees and expenses reasonably incurred) suffered or incurred by any such indemnified party (other than any loss, liability, claim, damage or expense, for which exclusive indemnification is provided under Section 8.2(b)) arising from, relating to or otherwise in respect of (a) any breach of any representation or warranty of True North contained in Article V of this Agreement and (b) any breach of any covenant of True North, a Transferring Entity or TN Technologies Holding contained in Article VI or Section 9.2 of this Agreement. Notwithstanding the foregoing, Kraft Enterprises LTD shall have no right to seek indemnification from True North or any Transferring Entities pursuant to this
Section 8.2 or otherwise unless at least one other Limited Partner also seeks such indemnification pursuant to this Section 8.2 for the same alleged breach of a representation, warranty or covenant of True North or any Transferring Entities

          (d) TN Technologies Holding shall indemnify, defend and hold harmless True North and each of the Transferring Entities, each of their respective directors, officers, employees and agents and each Affiliate of True North and each of the Transferring Entities from and against any and all Indemnifiable Losses of True North or any Transferring Entity or any of their respective Affiliates arising out of or due to, directly or indirectly, (i) any breach by TN Technologies Holding of any representations or warranties of TN Technologies Holding contained in Article III of this Agreement, or in any certificate or Schedule delivered pursuant hereto, (ii) any of the Assumed Liabilities, (iii) any claim that the information provided by TN Technologies in the IPO Registration Statement or the Prospectus is false and misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) any breach of any covenant of TN Technologies Holding contained in this Agreement.

     Section 8.3  Insurance.  Amounts required to be paid pursuant to this
Article 8 are hereafter sometimes collectively called "Indemnity Payments" and are individually called an "Indemnity Payment." The amount which any party (an "Indemnifying Party") is required to pay to any other party (an "Indemnitee") pursuant to Section 8.2 shall be reduced (including, without limitation, retroactively) by any insurance proceeds and other amounts actually recovered by such Indemnitee in reduction of the related Indemnifiable Loss. If an Indemnitee shall have received an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the lesser of (a) the amount of such insurance proceeds or other amounts or (b) such Indemnity Payment actually received previously. The Indemnitee agrees that the Indemnifying Party shall be subrogated to such Indemnitee under any insurance policy.

     Section 8.4 Losses Net of Taxes, Etc. The amount of any loss, liability, claim, damage, expense or Tax (collectively, a "Loss") for which indemnification is provided under this Article 8 shall be (a) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (i.e. grossed up for such increase) and (b) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any Final Determination (which shall include the execution of Form 870-AD or any successor form) with respect to the indemnified party's liability for Taxes and payments between the parties to this Agreement to reflect such adjustment shall be made if necessary.

     Section 8.5 Procedures Relating to Indemnification. In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within twenty (20) business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred by the indemnified party during the period in excess of twenty (20) days in which the indemnified party failed to give such notice). Thereafter, the indemni fied party shall deliver to the indemnifying party, within ten (10) business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

     If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof at its sole expense with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that the indemnified party shall have the right to employ separate counsel to represent itself in connection with any claim in respect of which indemnity may be sought hereunder if the defendants in respect of any such claim reasonably conclude that there may be legal defenses available to them or another indemnified party that are different from or additional to those available to the indemnifying party or that there exists some other conflict of interest between the interests of the indemnified parties and the indemnifying party with respect to such claim that makes separate representation desirable in the reasonable judgment of the indemnified parties, and, in the event of the foregoing, the fees and expenses reasonably incurred by such separate counsel shall be paid by the indemnifying party. It is understood, however, in connection with the proviso in the preceding sentence that the indemnifying party shall not be liable for the expenses of more than one separate counsel for all the indemnified parties (together with not more than one local counsel in each jurisdiction in which any claim or action is brought). Should the indemnifying party elect to assume the defense of a Third Party Claim, except where it may not so elect pursuant to the proviso in the second preceding sentence, in accordance with the second preceding sentence the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during any period during which the indemnified party shall have failed to give timely notice of the Third Party Claim as provided above).

     If the indemnifying party elects to assume the defense of any Third Party Claim in accordance with the provisions of this Section 8.5, all of the indemnified parties shall cooperate with the indemni fying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and infor mation which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not settle, compromise or discharge such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party.

     Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. All claims under Section 8.2 other than Third Party Claims shall be governed by Section 8.6.

     Section 8.6 Other Claims. Subject to Section 8.9 below, in the event any indemnified party should have a claim against any indemnifying party under
Section 8.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 8.2. If the indemnifying party does not notify the indemnified party within twenty (20) business days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 8.2, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 8.2 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     Section 8.7 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto pursuant to Section 8.2 shall not terminate except as provided in Section 8.1 hereof.

     Section 8.8 Mitigation. The parties hereto shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify any other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability; provided, that an indemnified party shall not be required to make such efforts if they would be detrimental in any material respect to such party.

     Section 8.9  Dispute Resolution.

          (a) TN Technologies Holding and the Limited Partners acknowledge and agree that in the event that TN Technologies Holding or the Limited Partners determine that the representations and warranties contained in Section 5.21 shall not be true and correct as of the Closing, the parties shall attempt to resolve any such dispute in accordance with the provisions of this Section 8.9.

          (b) In the event of any such dispute, TN Technologies Holding or the Limited Partners shall deliver, within 120 days of the Closing, a certificate of the Limited Partners or the President or Chief Executive Officer of TN Technologies Holding a notice (a "Deficiency Notice") describing, in reasonable detail, (i) the manner in which the assets of the Transferred Business were deficient at the time of Closing, and (ii) an identification of the additional assets that are necessary to make Section 5.21 true and correct as of the Closing Date; provided however, that TN Technologies Holding and the Limited Partners shall be entitled to provide no more than three Deficiency Notices pursuant to this Section 8.9. The Limited Partners acknowledge and agree that the Dispute Resolution mechanism of this Section 8.9 is for the benefit of TN Technologies Holding. The Limited Partners further acknowledge and agree that the resolutions of any claim or controversy pursuant to Section 8.9 shall satisfy the obligations of True North to the Limited Partners pursuant to the Representations and Warranties contained in Section 5.21 with respect to physical assets.

          (c) The Chief Financial Officer of True North shall respond to the Deficiency Notice within 10 days of receipt of such notice. True North and TN Technologies Holding agree to to cause their respective Chief Financial Officers
(i) to reach a good faith settlement regarding the issues raised in such Deficiency Notice and (ii) to collect a transfer of such additional assets to TN Technologies Holding as is agreed upon by such Chief Financial Officers. In the event that the Chief Financial Officers are unable to agree, the President of each of True North and TN Technologies Holding shall meet to resolve such dispute. In the event that a dispute still exists, TN Technologies Holding shall be entitled to seek arbitration pursuant to Section 14.1 hereof.

                                   ARTICLE IX

                           CERTAIN ADDITIONAL MATTERS

     Section 9.1 Conveyancing and Assumption Instruments. In connection with the transfer, conveyance, assignment and delivery of the Transferred Assets and the assumption of Liabilities contemplated by this Agreement, True North, the Transferring Entities and TN Technologies Holding agree that, on or before the Closing Date, each shall execute or cause to be executed by the appropriate parties and deliver to each other, as appropriate, the Conveyancing and Assumption Instruments.

     Section 9.2  Further Assurances; Subsequent Transfers.

          (a) Each of True North, the Transferring Entities and TN Technologies Holding will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other actions as each of them may reasonably request of the other in order to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the generality of the foregoing but subject to Section 4.2, at any time and from time to time after the Closing Date, at the request of any of the Limited Partners and TN Technologies Holding and without further consideration, True North and the Transferring Entities will execute and deliver to TN Technologies Holding such other instruments of transfer, conveyance, assignment and confirmation and take such action as the Limited Partners or TN Technologies Holding may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to TN Technologies Holding and to confirm TN Technologies Holding's title to all of the Transferred Assets, to put TN Technologies Holding in actual possession and operating control thereof and to permit TN Technologies Holding to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and TN Technologies Holding will execute and deliver to True North and the Transferring Entities all instruments, undertakings or other documents and take such other action as True North and the Transferring Entities may reasonably deem necessary or desirable in order to have TN Technologies Holding fully assume and discharge the Assumed Liabilities and relieve True North and the Transferring Entities of any Liability or obligations with respect thereto and evidence the same to third parties. Notwithstanding the foregoing, True North and the Transferring Entities and TN Technologies Holding shall not be obligated, in connection with the foregoing, to expend monies other than their respective reasonable out-of-pocket expenses and attorneys' fees.

          (b) True North, the Transferring Entities and TN Technologies Holding will use their commercially reasonable efforts to obtain any consent, approval or amendment required to novate and/or assign all agreements, leases, licenses and other rights of any nature whatsoever relating to the Transferred Business to TN Technologies Holding; provided, however, that True North and the Transferring Entities shall not be obligated to pay any consideration therefor (except for filing fees and other administrative charges) to the third party from whom such consents, approvals and amendments are requested. To the extent that the novation or assignment of any contract or agreement (or their proceeds) pursuant to this Section 9.2 is prohibited by law or not obtainable through such commercially reasonable efforts, the assignment provisions of this Section 9 shall operate to create a subcontract with TN Technologies Holding to perform each relevant unassignable contract or agreement at a subcontract price equal to the monies, rights and other consi derations received by True North or the Transferring Entities, as the case may be, with respect to the performance by TN Technologies Holding under such subcontract. True North or the Transferring Entities, as the case may be, shall and the Transferring Entities, as the case may be, shall, without further consideration therefor, pay and remit to TN Technologies Holding promptly all monies, rights and other considerations received in respect of such performance. True North and the Transferring Entities shall exercise or exploit their rights and options under all such agreements, leases, licenses and other rights and commitments referred to in this Section 9.2(b) only as reasonably directed by TN Technologies Holding and at TN Technologies Holding's expense. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or able to be novated, True North or the Transferring Entities, as the case may be, shall promptly assign and novate all its rights and obligations thereunder to TN Technologies Holding without payment of further consideration and TN Technologies Holding shall, without the payment of any further consideration therefor, assume such rights and obligations.

          (c) All Bids, Quotations and Proposals included in the Transferred Assets shall be transferred to TN Technologies Holding to the extent permitted by law. True North, the Transferring Entities and TN Technologies Holding shall work together and use their commercially reasonable efforts to preserve such Bids, Quotations and Proposals and facilitate the award of contracts pursuant thereto consistent with applicable laws and regulations. Any contracts awarded pursuant to an outstanding Bid, Quotation or Proposal shall be considered an agreement and treated in the same manner as provided for in the last two sentences of Section 9.2(b) hereof.

     Section 9.3  Certain Intercompany Arrangements.

          (a) Except as specifically provided by this Agreement or the Related Agreements, to the extent that True North, on the one hand, and the Transferred Business, on the other hand, are providing or selling at the Closing Date to the other, or charging each other for, any services or products, pursuant to any written agreement or arrangement, then such agreement or arrangement shall not be deemed altered, amended or terminated as a result of this Agreement or the consumma tion of the transactions contemplated hereby; provided, however, that following the Closing Date any services and products to be provided which were not subject to a written agreement or arrangement shall be provided only on an arm's length basis. Nothing in this Section 9.3 shall require or authorize True North or TN Technologies Holding to provide and charge each other for any services other than on the terms and conditions specified in the Administrative Services Agreement.

          (b) Except as otherwise provided herein, any intercompany receivable, payable or loan between True North and TN Technologies Holding outstanding on the Closing Date shall not be deemed altered, amended or terminated as a result of this Agreement or the consummation of the transactions contemplated hereby.

     Section 9.4 Other Agreements. As of the Closing Date, True North and TN Technologies Holding shall enter into the Related Agreements.

     Section 9.5 Sales and Transfer Taxes. TN Technologies Holding and True North agree to cooperate to determine the amount of sales, transfer or other taxes or fees (including, without limita tion, all real estate, patent, copyright and trademark transfer taxes and recording fees) payable in connection with the transactions contemplated by this Agreement (the "Transaction Taxes"). True North agrees to file promptly and timely the returns for such Transaction Taxes with the appropriate taxing authorities and remit payment of the Transaction Taxes and TN Technologies Holding will, if required, join in the execution of any such tax returns or other documentation. Payment of all such Transaction Taxes shall be the responsibility of True North.

     Section 9.6 Proration of Taxes, Lease and Utility Payments. All real property, personal property and similar taxes and installments of general and special assessments, if any, with respect to the Transferred Assets shall be prorated on the basis of actual days elapsed between the commence ment of the relevant fiscal tax year and the Closing Date, based on a 365-day year and the most recent tax statements or bills applicable thereto, without later adjustment. Any installment of rental payments with respect to leases that are part of the Transferred Assets or utility or similar periodic charges incurred by the Transferred Business which are payable with respect to the current period in which the Closing Date occurs shall be prorated between True North and TN Technologies Holding on the basis of actual days elapsed from the first day of the relevant period to the Closing Date. True North shall be responsible for all such taxes, payments and charges allocable to all times prior to and including the Closing Date and TN Technologies Holding shall be responsible for all such taxes, payments and charges allocable to all times after the Closing Date. Following the Closing Date, each party shall, upon request of the other party, immediately reimburse the other party for any such taxes, payments and charges or other expenses for which said party is responsible but have been paid by or are owed by the other party and for allocations made by one party on behalf of the other party.

     Section 9.7 Real Estate. Schedule 9.7 indicates the locations for which TN Technologies Holding and True North will enter into Space Sharing Agreements prior to the Acquisition.

     Section 9.8 Plant Closings and Layoffs. TN Technologies Holding agrees that it shall not, at any time during the ninety (90) day period following the Closing Date, effectuate (i) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") affecting any site of employment or operating units within any site of employment of the Transferred Business or (ii) take any action to precipitate a "mass layoff" as defined in the WARN Act affecting any site of employment of the Transferred Business, except, in either case, after complying fully with the notice and other requirements of the WARN Act.

     Section 9.9 Non-Competition. For a period of three (3) years after the Closing Date, True North shall not directly or indirectly engage in the Restricted Business (as hereinafter defined); provided, however, that True North or any of its subsidiaries may acquire other businesses or entities that are deemed to be engaging in the Restricted Business so long as such activity constitutes less than 15% of such business' or entity's revenues and such revenues associated with the Restricted

Business are less than $3,000,000. If True North or any of its subsidiaries (other than TN Technologies Holding) shall acquire any business or entity that is engaging in the Restricted Business and such business or entity has revenues from the Restricted Business in excess of 15%, but less than 50% of such business' or entity's aggregate revenues, True North shall offer to TN Technologies Holding the reasonable opportunity to purchase the business or entity engaged in the Restricted Business (i) on terms and conditions that are consistent with the agreement to purchase such business or entity by True North and (ii) at a purchase price that reasonably reflects the relative value of the business conducting the Restricted Business. If TN Technologies Holding elects not to purchase such business or entity, True North may retain and operate such business or entity. If True North or any of its subsidiaries (other than TN Technologies Holding) shall acquire any business or entity that is engaging in the Restricted Business and such business or entity has revenues from the Restricted Business in excess of 50% of such business' or entity's aggregate revenues, True North shall offer to TN Technologies Holding the reasonable opportunity to purchase the business or entity engaged in the Restricted Business on terms and conditions that are consistent with the purchase of the business or entity by True North. If TN Technologies Holding elects not to purchase such business or entity, True North shall sell or otherwise dispose of the business unit or units of such business or entity that are engaging in the Restricted Business within a reasonable time. Notwithstanding the foregoing, neither True North nor any of its subsidiaries shall use any confidential or other proprietary information of TN Technologies Holding for competitive purposes, nor shall True North or any of its subsidiaries furnish any such information to any business or entity that is engaging in the Restricted Business without the prior written consent of TN Technologies Holding. For purposes of this Agreement, "Restricted Business" shall mean advertising services delivered through the Internet or corporate Intranets and digital communications services dedicated to marketing purposes.

                                   ARTICLE X

                      ACCESS TO INFORMATION AND SERVICES

     Section 10.1 Provision and Retention of Corporate Records. As soon as practicable after the Closing Date, True North and the Transferring Entities shall deliver to TN Technologies Holding all Books and Records and all material information relating to the Transferred Business (collectively, the "Information"). Such documents shall be retained for a period of at least eight years following the Closing Date. Notwithstanding the foregoing, in lieu of retaining any specific Information (as defined below), True North or TN Technologies Holding may offer in writing to deliver such Information to the other and, if such offer it not accepted within ninety (90) days, the offered Information may be destroyed or otherwise disposed of. If a recipient of such offer shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested (at the cost of the requesting party).

     Section 10.2 Access to Information. From and after the Closing Date, True North, TN Technologies Holding and the Transferring Entities shall afford to each other and to each other's authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours to all Books and Records and documents, communications, items and matters (collectively, "Information") within each other's knowledge, possession or control relating to the Transferred Assets, the Transferred Business and the Transferred Employees, insofar as such access is reasonably required by True North or TN Technologies Holding, as the case may be (and shall use reasonable efforts to cause persons or firms possessing relevant Information to give similar access). Information may be requested under this Article 10 for, without limitation, audit, accounting, claims, Actions, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and other business purposes.

     Section 10.3 Production of Witnesses and Individuals. From and after the Closing Date, True North, TN Technologies Holding and the Transferring Entities shall use reasonable efforts to make available to each other, upon written request, its officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any actions in which the requesting party may from time to time be involved relating to the conduct of the Transferred Business prior to the Closing Date. Except as otherwise agreed between the parties, True North and TN Technologies Holding agree to reimburse each other for reasonable out-of-pocket expenses (but not labor charges or salary payments) incurred by the other in connection with providing individuals and witnesses pursuant to this Section 10.3.

     Section 10.4 Confidentiality. Each of True North and TN Technologies Holding shall hold, and shall cause its officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its independent, legal counsel, by other requirements of law, all confidential Information concerning the other party furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such Information can be shown to have been (a) available to such party on a non-confidential basis prior to its disclosure by the other party, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be bound by the provisions of this
Section 10.4; provided, however, that after the Acquisition, True North (subject to Section 9.9) and TN Technologies Holding may use or disclose any confidential Information related to the Transferred Business. Each party shall be deemed to have satisfied its obligation to hold confidential Information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

     Section 10.5 Publicity. The parties hereto agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of True North; provided, however, that True

North and TN Technologies Holding may make internal announcements to its employees regarding the transactions contemplated hereby.

     Section 10.6  Privileged Matters.
                   ------------------

          (a) True North and TN Technologies Holding agree that TN Technologies Holding will maintain, preserve and assert all privileges arising under or relating to the attorney-client relationship, including but not limited to the attorney-client and work product privileges, that relate exclusively to the Retained Liabilities ("Privilege" or Privileges"). True North shall be entitled to control the assertion or waiver of any and all Privileges in perpetuity. TN Technologies Holding shall not waive any Privilege which could be asserted under applicable law without the prior written consent of True North. The rights and obligations created by this paragraph shall apply to all information as to which, but for the Acquisition, True North would have been entitled to assert or did assert the protection of a Privilege ("Privileged Information"), including, but not limited to, (i) any and all information generated prior to the Closing Date but which, after the Acquisition, is in the possession of TN Technologies Holding; (ii) all communications subject to a privilege occurring prior to the Closing Date between counsel for True North and any person who, at the time of the communications, was an employee of True North, regardless of whether such employee is or becomes a TN Technologies Holding employee; and (iii) all information generated, received or arising after the Closing Date that refers or relates to Privileged Information generated, received or arising prior to the Closing Date.

          (b) Upon receipt by TN Technologies Holding of any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information or if TN Technologies Holding obtains knowledge that any current or former employee of TN Technologies Holding has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information, TN Technologies Holding shall promptly notify True North of the existence of the request and shall provide True North a reasonable opportunity to review the Privileged Information and at True North's cost and expense to assert any rights it may have under this Section 10.5 or otherwise to prevent the production or disclosure of Privileged Information. TN Technologies Holding will not produce or disclose any information arguably covered by a Privilege under this Section 10.5 unless (a) True North has provided its express written consent to such production or disclosure or (b) a court of competent jurisdiction has entered a final, nonappealable order finding that the information is not entitled to protection under any applicable privilege.

          (c) True North's transfer of Books and Records and other information to TN Technologies Holding, and True North's agreement to permit TN Technologies Holding to possess Privileged Information occurring or generated prior to the formation of TN Technologies Holding, are made in reliance on TN Technologies Holding's agreement, as set forth in this Section 10.5, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to information being granted pursuant to
Section 10.2 hereof, the agreement to provide witnesses and individuals pursuant to Section 10.3 hereof and the transfer of Privileged Information to TN Technologies Holding pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section
10.5 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to True North in, or the obligations imposed upon TN Technologies Holding by, this Section 10.5.

                                  ARTICLE XI

                       EMPLOYEE MATTERS:  LABOR MATTERS

     Section 11.1  Employment. Schedule 11.1 lists the Transferred Employees.

     Section 11.2 Welfare Plans. TN Technologies anticipates adopting an employee stock option plan, an employee stock purchase plan and a 401(k) plan.

     Section 11.3 Preservation of Rights to Amend or Terminate Plans. No provisions of this Agreement, including, without limitation, the agreement of True North or TN Technologies Holding that it will make a contribution or payment to or under any plan referred to herein for any period, shall be construed as a limitation on the right of True North or TN Technologies Holding to amend such plan or terminate its participation therein which True North or TN Technologies Holding would otherwise have under the terms of such plan or otherwise.

     Section 11.4 Reimbursement. TN Technologies Holding and True North acknowledge that each may incur costs and expenses (including, without limitation, contributions to plans and the payment of insurance premiums) pursuant to any of the employee benefit or compensation plans, programs or arrangements which are, as set forth in this Agreement, the responsibility of the other party. Accordingly, True North and TN Technologies Holding agree to reimburse each other, as soon as practicable but in any event within thirty (30) days of receipt from the other party of appropriate verification, for all such costs and expenses reduced by the amount of any tax reduction or recovery of tax benefit realized by True North or TN Technologies Holding, as the case may be, as an indemnitee in respect of the corresponding payment made by it, as determined pursuant to Section 8.4 hereof. All liabilities and obligations retained, assumed or indemnified by TN Technologies Holding pursuant to this Agreement shall in each case be deemed to be Assumed Liabilities and all liabilities and obligations retained, assumed or indemnified by True North pursuant to this Agreement shall in each case be deemed to be Retained Liabilities and, in each case, shall be subject to the indemnification provisions set forth in Article 8 hereof.

     Section 11.5 Limitation on Enforcement. This Article 11 is an agreement solely between True North and TN Technologies Holding. Nothing in this Article 11, whether express or implied, confers upon any employee of True North or TN Technologies Holding, any Transferred Employee, any Employee, any collective bargaining representative of any such person, any former employee of True North, any beneficiary of an Employee, Transferred Employee or former employee of True North or any other person, any rights or remedies, including, but not limited to
(a) any right to employment or recall, (b) any right to continued employment for any specified period or (c) any right to claim any particular compensation, benefit or aggregation of benefits, of any kind or nature whatsoever, as a result of this Article 11.

     Section 11.6 Employment Solicitation. True North and TN Technologies Holding acknowledge and agree that both such parties shall adhere to the Employment Solicitation Policy of True North, a copy of which is attached hereto as Exhibit F.

                                  ARTICLE XII

                                   INSURANCE

     Section 12.1 General. True North shall keep in effect all policies under its Insurance Program in effect as of the date hereof insuring the Transferred Assets and operations of the Transferred Business until the end of the day on the Closing Date, unless TN Technologies Holding shall have earlier obtained appropriate coverage and notified True North in writing to that effect. TN Technologies Holding understands that True North is terminating coverage under its Insurance Program with respect to the Transferred Assets and Transferred Business as of such time and that it is the responsibility of TN Technologies Holding to obtain insurance policies which will allow TN Technologies Holding to make claims for any occurrence (an "Occurrence" as defined in the applicable insurance policy or policies in the Insurance Program) on or prior to the Closing Date. True North shall, if so requested by TN Technologies Holding, use reasonable efforts to assist TN Technologies Holding in obtaining its own initial insurance coverage, but shall not be obligated to obtain or pay for such insurance, and if TN Technologies Holding is unable to obtain its own policies, True North will use reasonable efforts to obtain coverage for TN Technologies Holding, at TN Technologies Holding's expense, under the Insurance Program maintained by True North for claims made for Occurrences relating to the Transferred Business on or prior to the Closing Date ("TN Technologies Holding Paid Coverage"). Following the Closing Date, each of True North and TN Technologies Holding shall cooperate with and assist the other party in making claims under insurance policies and collecting recoveries.

     Section 12.2 Certain Insured Claims. True North agrees that with respect to (a) claims made prior to the Closing Date by True North and (b) claims for Occurrences which are covered by TN Technologies Holding Paid Coverage, it will use its reasonable efforts to obtain Recoveries for TN Technologies Holding and that it will reimburse TN Technologies Holding for any Recovery obtained by it pursuant to such claims; provided, however, that notwithstanding the foregoing, if True North has made a claim or claims under an insurance policy which is not to be paid to TN Technologies Holding pursuant to this Section 12.2 and a claim or claims which are to be paid to TN Technologies Holding pursuant to this
Section 12.2 and the amount of the Recovery for such claims is limited by the amount of coverage provided by such policy, True North may use its reasonable discretion in allocating the Recovery between it and TN Technologies Holding for such claims. TN Technologies Holding shall pay all costs incurred by True North after the Closing Date in making any claim pursuant to this Section 12.2, including the salaries of its officers and employees based on the portion of time spent on such claims and that such costs incurred in pursuing a claim may be deducted from any Recovery for such claim and TN Technologies Holding agrees to make available to True North such of its employees as True North may reasonably request as witnesses or deponents in connection with True North's management of claims, at TN Technologies Holding's sole cost and expense.

                                 ARTICLE XIII

                                  TERMINATION

          Section 13.1 Termination. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

               (a) by mutual written consent of the parties hereto;

               (b) by TN Technologies Holding or the Limited Partners, if they are not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained or incorporated by reference in this Agreement on the part of True North or the Transferring Entities and such breach has not been cured within ten (10) business days after written notice to True North or the Transferring Entities, as the case may be (provided that no cure period shall be required for a breach which by its nature cannot be cured);

               (c) by True North or the Transferring Entities, as the case may be, if it is not in material breach of its respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement included in this Agreement on the part of TN Technologies Holding or the Limited Partners and such breach has not been cured within ten (10) business days after written notice to the Limited Partners, the Stockholders and TN Technologies Holding (provided that no cure period shall be required for a breach which by its nature cannot be cured); or

               (d) by any party hereto, if the Closing does not occur on or prior to January 15, 1997.

          Section 13.2 Return of Documents and Other Material. In the event of termination pursuant to Section 13(b), (c) or (d), written notice thereof shall forthwith be given by the terminating party to the other parties hereto and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein, the parties shall at the written request of any other party hereto return all documents and other material and all copies thereof received from any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to such party.

          Section 13.3 Survival. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 13, this Agreement shall become void and of no further force or effect, except for the provisions of, (a) Section 5.24 relating to finder's fees and broker's fees,
(b) Sections 10.4 and 10.5 relating to confidentiality and publicity, respectively, (c) Section 15.2 relating to expenses and (d) this Article 13. Nothing in this Article 13 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                  ARTICLE XIV

                              DISPUTE RESOLUTION

          Section 14.1  Binding Arbitration.

               (a) Except as set forth in Section 14.2, (a) any dispute, controversy or claim arising in connection with this Agreement, shall be settled by binding arbitration if so requested by any party hereto pursuant to paragraph
(b) below. The arbitration shall be conducted by three arbitrators, who shall be appointed pursuant to the rules of the American Arbitration Association (the "AAA"). The arbitration shall be held in Chicago, Illinois and shall be conducted in accordance with the commercial arbitration rules of the AAA, except that the rules set forth in this Section 14.1 shall govern such arbitration to the extent they conflict with the rules of the AAA.

               (b) Upon written notice by a party to the other parties of a request for arbitration hereunder, the parties shall use their commercially reasonable efforts to cause the arbitration to be conducted in an expeditious manner. All other procedural matters shall be within the discretion of the arbitrators. In the event a party fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrators, the arbitrators shall fix a reasonable period of time for compliance and, if the party does not comply within said period, a remedy deemed just by the arbitrators, including an award of default, may be imposed.

               (c) The determination of the arbitrators shall be final and binding on the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The parties shall each be responsible for their own expenses in connection with such arbitration, including, without limitation, counsel fees and fees of experts; provided, however, that the parties shall share equally in the expense of the arbitrators and of the AAA.

               (d) Notwithstanding anything contained herein to the contrary, the arbitrators shall not be limited as to the form of relief or remedy provided pursuant to this Section 14.1.

          Section 14.2 Injunctive Relief. The parties hereto acknowledge that should they breach any of their respective obligations under Sections 10.4, 10.5 and 10.6 such other parties hereto may suffer irreparable injury for which money damages may be inadequate, and therefore consent to the enforcement of such obligations by means of temporary or permanent injunction of any court having jurisdiction thereof, and each party hereto shall be entitled to assert any claim it may have for damages resulting from breach of such obligations in addition to seeking injunctive relief. In addition, if True North is in violation of its Non-Competition Agreement pursuant to Section 9.9, TN Technologies Holding may suffer irreparable injury for which money damages may be inadequate, and therefore consent to the enforcement of such obligations by means of temporary or permanent injunction of any court having jurisdiction thereof, and each party hereto shall be entitled to assert any claim it may have for damages resulting from breach of such obligations in addition to seeking injunctive relief.

                                  ARTICLE XV

                              GENERAL PROVISIONS

          Section 15.1 Complete Agreement. This Agreement, including the Related Agreements, Schedules and Exhibits and the agreements and other documents referred to herein and other writings exchanged between the parties hereto, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

          Section 15.2 Expenses. Except as otherwise provided in this Agreement, any Related Agreement or any other agreement being entered into by the parties hereto pursuant to this Agreement, the parties hereto shall pay their own costs and expenses incurred in connection with the Reorganization (whether or not payable as of the Closing Date) and in connection with the consummation of the transactions contemplated by this Agreement. Such costs and expenses shall include, without limitation, investment banking, legal, accounting and printing costs and expenses and transfer taxes.

          Section 15.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern after applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the nonexclusive jurisdiction and venue of any court within Chicago, State of Illinois, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Illinois for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

          Section 15.4 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission,
(c) on the business day after delivery to an overnight courier service or the Express mail service maintained by the United States Postal

Service, provided receipt of delivery has been confirmed, or (d) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

  If to True North                 True North Communications Inc.
   or a Transferring Entity:       101 E. Erie Street
                                   Chicago, Illinois 60611
                                   Attn:  Judith D. Shultz,
                                          Director of Corporate Development
                                   Telecopy:  (312) 425-6353

  If to TN Technologies Holding:   TN Technologies Holding Inc.
                                   101 E. Erie Street
                                   Chicago, Illinois 60611
                                   Attn:  Gregory W. Blaine,
                                          Chairman and Chief Executive Officer
                                   Telecopy:  (312) 425-6353

  If to the Limited Partners:      Douglas C. Ahlers:     37 Grumman Avenue
                                                          Norwalk, CT

                                   Robert C. Allen, II:   20 Harwood Drive
                                                          Danbury, CT

                                   Gerald M. O'Connell:   37 Old Kings Highway
                                                          Wilton, CT

                                   Kraft Enterprises LTD: 230 W. Superior Street
                                                          Chicago, IL

Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

     Section 15.5 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

     Section 15.6 Successors and Assigns. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the parties hereto (including by operation of law in connection with a merger, or sale of substantially all the assets, of True North, a Transferring Entity or TN Technologies Holding); provided, however, that True North, a Transferring Entity and TN Technologies Holding may assign their rights hereunder to a majority-owned subsidiary of True North, a Transferring Entity or TN Technologies Holding without the prior written consent of the

Limited Partners; provided, further, however, that no such assignment shall be permitted if it results in a violation of Section 6.4 Any attempted assignment in violation of this Section 15.6 shall be void.

     Section 15.7 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     Section 15.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

     Section 15.9 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.

     Section 15.10 Annexes, Etc. The Schedules and Exhibits shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     Section 15.11 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.


                                       TN TECHNOLOGIES HOLDING INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       TRUE NORTH COMMUNICATIONS INC.


                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:



                                       --------------------------------------
                                       Douglas C. Ahlers



                                       --------------------------------------
                                       Robert C. Allen, II



                                       --------------------------------------
                                       Gerald M. O'Connell


                                       KRAFT ENTERPRISES LTD


                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                       FOOTE, CONE & BELDING ADVERTISING, INC.


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       FOOTE, CONE & BELDING, INC.


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       R/GA MEDIA GROUP, INC.


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                                                    SCHEDULE 2.3



CONTRIBUTION                                                NUMBER OF SHARES
-------------------------------------------------------     ----------------
True North Communications Inc. ........................         1,326,728
               Transferring Entities
Foote, Cone & Belding Advertising, Inc. ...............           178,740
Foote, Cone & Belding, Inc. ...........................           298,258
R/GA Media Group, Inc. ................................           487,960

EXCHANGE
True North Communications Inc.                                  2,802,114
                                                                ---------

     Total.............................................         5,093,800
                                                                =========